EXHIBIT 16.1

January 11, 2025

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

United States

We have read the statements made by Welsis Corp, (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01of Form 8-K as a part of the Form 8-K of We Isis Corp. We agree with the statements concerning our firm in such form 8-K.

Very truly yours,

/s/ Mercurius & Associates LLP

Mercurius & Associates LLP

New Delhi, India

LLPIN-AAG-1471 A-94/8, Wazirpur Industrial Area New Delhi-110052, India